Exhibit 99.1
For Immediate Release
Contacts:	Norman Black, Public Relations 404-828-7593 Andy Dolny, Investor Relations 404-828-8901
UPS 1Q EARNINGS JUMP 37%
ON REVENUE INCREASE OF 7%
International Profit Up 45%; Margin Expansion in all Segments
     ATLANTA, April 27, 2010 — As previously announced, UPS (NYSE:UPS) posted adjusted diluted earnings per share of $0.71 for the first quarter of 2010, a 37% gain over the adjusted $0.52 for the prior-year period. Revenue increased 7% to $11.7 billion. Growth in the international package and supply chain businesses, yield improvement and increased operating leverage resulted in margin expansion in all business segments.
     On a reported basis, diluted earnings per share for the first quarter of 2010 were $0.53 compared to $0.40 the prior year, a 33% improvement.
     “UPS’s global strategy clearly proved beneficial in the first quarter,” said Scott Davis, UPS’s chairman and CEO. “Our broad product portfolio and solutions-based approach to customers’ logistics needs enabled the company to capture new business. In addition, our worldwide integrated network generated significant margin expansion. With global economies showing signs of recovery and UPS’s strong start to 2010, we are optimistic about this year and the future.”

			Adjusted				Adjusted
Consolidated Results	1Q 2010		1Q 2010		1Q 2009		1Q 2009
Revenue	$11.7	B			$10.9	B
Operating profit	$1.0	B	$1.2	B	$718	M	$899	M
Operating margin	8.9%		10.0%		6.6%		8.2%
Average volume per day	14.93	M			14.54	M
Diluted earnings per share	$0.53		$0.71		$0.40		$0.52
     For the three months ended March 31, 2010, consolidated volume totaled 940 million packages, a 3% increase. Average revenue per piece also increased 3%, reflecting general rate increases and higher fuel surcharges.
— more —

2-2-2
     In the quarter, UPS incurred a $98 million pre-tax restructuring charge related to the reorganization of the U.S. Domestic Package segment; a $38 million pre-tax loss on the sale of a specialized transportation business in its supply chain unit in Germany, as well as a $76 million non-cash charge to income tax expense resulting from a change in the tax filing status of a German subsidiary. The impact of these charges reduced net income by $175 million and diluted earnings per share by $0.18.
     In the prior-year quarter, UPS took a $181 million non-cash impairment charge on its DC-8 fleet, which reduced net income by $116 million, or $0.12 per share.
Cash Position
     In the quarter UPS generated $1.3 billion in free cash flow. The company also:
•	Paid dividends totaling $470 million.

•	Invested $280 million in capital expenditures.

•	Repurchased more than 4 million shares at a cost of $260 million.

•	Ended the quarter with $3.1 billion in cash and marketable securities.

			Adjusted				Adjusted
U.S. Domestic Package	1 Q 2010		1 Q 2010		1 Q 2009		1 Q 2009
Revenue	$7.10	B			$6.95	B
Operating profit	$562	M	$660	M	$384	M	$565	M
Operating margin	7.9%		9.3%		5.5%		8.1%
Average volume per day	12.73	M			12.68	M
     Adjusted operating profit increased 17% on revenue improvement of 2% due to yield gains and network efficiencies, resulting in a margin expansion of 120 basis points. On a reported basis, operating profit increased 46%.
     Average volume per day was up slightly during the quarter, the first year-over-year growth in two years. Revenue per piece improved 2% due to increases in base pricing and higher fuel surcharges, partially offset by changes in product mix between ground and air services.
     During the quarter, UPS opened the second phase of its Worldportsm air hub expansion, improving sort capacity from 350,000 to 416,000 packages per hour. The expansion helps further optimize the UPS air network, enabling the use of larger, more fuel efficient aircraft.
     In addition, the company introduced UPS Smart Pickupsm, an industry-first application that combines customer and operational systems to ensure a driver stops to pick up a package only when a customer has prepared a package for shipment. The process is easy, automated and transparent to the customer and will allow UPS to eliminate an estimated 8 million miles of driving annually.
— more —

3-3-3

International Package	1Q 2010		1Q 2009
Revenue	$2.64	B	$2.24	B
Operating profit	$427	M	$294	M
Operating margin	16.2%		13.1%
Average volume per day	2.20	M	1.86	M
     The International Package segment posted an 18% jump in revenue with operating profit increasing 45%. Average daily volume also increased 18% during the quarter, outpacing market growth once again with all regions contributing. Export volume increased more than 9% due to strong growth in all major trade lanes.
     Non-U.S. domestic volume increased 24%, driven by an acquisition in Turkey in the third quarter of last year, as well as 13% organic growth, powered by strength in core European countries.
     In the quarter, UPS began operating its new intra-Asia air hub in Shenzhen, China, slashing at least a day off shipment time-in-transit. The company also opened a state-of-the-art facility at the Calgary International Airport to expedite international shipments.

			Adjusted
Supply Chain and Freight	1Q 2010		1Q2010		1Q 2009
Revenue	$1.99	B			$1.75	B
Operating profit	$53	M	$91	M	$40	M
Operating margin	2.7%		4.6%		2.3%
     Each business unit in the segment recorded revenue gains, with Forwarding and Logistics up 16%. Adjusted operating profit for the segment more than doubled led by gains in Logistics, which continued to benefit from strength in the high-tech and healthcare sectors. Reported operating profit improved 33%.
     During the quarter, the Logistics business unit expanded its service parts logistics (SPL) network to 89 cities in China. These facilities provide same-day or next-business-day delivery of critical parts, particularly for high-tech, medical equipment and aerospace customers. UPS’s SPL network is the world’s largest with service in 120 countries.
     In a difficult market environment, UPS Freight posted a 6% LTL revenue gain driven by a 10% increase in revenue per hundredweight.
Outlook
     “UPS achieved significant operating leverage in an improving global economic environment,” said Kurt Kuehn, UPS’s chief financial officer. “In the first quarter we realized the benefits from the hard work we have been doing to streamline our operations. First quarter results exceeded our expectations and set a strong foundation for the rest of 2010.
— more —

4-4-4
     “We expect first quarter trends to continue through the year, producing revenue growth and additional operating leverage,” he added. “Therefore, UPS recently raised adjusted earnings guidance for the year to a range of $3.05 to $3.30 per diluted share, an increase of 32% to 43% over adjusted 2009 results.
     “Going forward, we’re determined to sustain the enhancements we’ve made to our cost structure,” Kuehn continued. “We’ll continue to invest for the future while remaining focused on disciplined, profitable growth. We’re very confident that our diversified, global product portfolio will help us capitalize on the growth opportunities ahead.”
     UPS (NYSE: UPS) is the world’s largest package delivery company and a global leader in supply chain and freight services. With more than a century of experience in transportation and logistics, UPS is a leading global trade expert equipped with a broad portfolio of solutions. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. The company can be found on the Web at UPS.com and its corporate blog can be found at www.blog.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.
# # #
EDITOR’S NOTE:
     UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss first quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”
     UPS routinely posts investor announcements on its web site — investor.shareholder.com/ups — and encourages those interested in the company to check there frequently.
     We supplement the reporting of our financial information determined under generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as “reported” or “unadjusted”. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.
     In the first quarter of 2010, we recorded a $98 million pre-tax restructuring charge in our U.S. Domestic Package operations related to the reorganization of our domestic management structure. We also incurred a $38 million pre-tax loss on the sale of a specialized transportation business in Germany in our Supply Chain & Freight segment. Additionally, we recorded a $76 million charge to income tax expense, resulting from a change in the filing status of a German subsidiary. In the first quarter of 2009, we recorded a $181 million pre-tax impairment charge ($116 million after tax) related to our McDonnell-Douglas DC-8-71 and DC-8-73 aircraft fleets. We presented first quarter 2010 and 2009 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced these charges were unique, and we do not believe they are reflective of the types of charges that will affect future results.

     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data — First Quarter
(unaudited)

	Three Months Ended
	March 31,		Change
(amounts in millions, except per share data)	2010	2009	$	%

Statement of Income Data:
Revenue:
U.S. Domestic Package	$7,102	$6,949	$153	2.2%
International Package	2,639	2,240	399	17.8%
Supply Chain & Freight	1,987	1,749	238	13.6%

Total revenue	11,728	10,938	790	7.2%

Operating expenses:
Compensation and benefits	6,539	6,332	207	3.3%
Other	4,147	3,888	259	6.7%

Total operating expenses	10,686	10,220	466	4.6%

Operating profit:
U.S. Domestic Package	562	384	178	46.4%
International Package	427	294	133	45.2%
Supply Chain & Freight	53	40	13	32.5%

Total operating profit	1,042	718	324	45.1%

Other income (expense):
Investment income (loss)	(4)	13	(17)	N/A
Interest expense	(85)	(82)	(3)	3.7%

Total other income (expense)	(89)	(69)	(20)	29.0%

Income before income taxes	953	649	304	46.8%

Income tax expense	420	248	172	69.4%

Net income	$533	$401	$132	32.9%

Net income as a percentage of revenue	4.5%	3.7%

Per share amounts
Basic earnings per share	$0.54	$0.40	$0.14	35.0%
Diluted earnings per share	$0.53	$0.40	$0.13	32.5%

Weighted-average shares outstanding
Basic	995	997	(2)	-0.2%
Diluted	1,004	1,003	1	0.1%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$660	$565	$95	16.8%
International Package	427	294	133	45.2%
Supply Chain & Freight (2)	91	40	51	127.5%

Total operating profit	1,178	899	279	31.0%

Income before income taxes (1), (2)	$1,089	$830	$259	31.2%
Net income (3)	$708	$517	$191	36.9%
Basic earnings per share (3)	$0.71	$0.52	$0.19	36.5%
Diluted earnings per share (3)	$0.71	$0.52	$0.19	36.5%

(1)	First quarter 2010 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $98 million restructuring charge related to the reorganization of our domestic management structure. This charge reflects the value of voluntary retirement benefits, severance benefits and unvested stock compensation. First quarter 2009 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $181 million impairment charge on our McDonnell-Douglas DC-8-71 and DC-8-73 airframes, engines, and parts, due to an acceleration of the planned retirement of these aircraft.

(2)	First quarter 2010 Supply Chain & Freight operating profit and consolidated income before income taxes exclude a $38 million loss on the sale of a specialized transportation business in Germany.

(3)	First quarter 2010 net income and earnings per share amounts exclude the after-tax impact of the U.S. Domestic Package restructuring charge described in (1) and the business sale described in (2), which total a combined $99 million. Additionally, first quarter 2010 net income and earnings per share exclude a $76 million charge to income tax expense, resulting from a change in the tax filing status of a German subsidiary. First quarter 2009 net income and earnings per share amounts exclude the after-tax impact of the impairment charge discussed in (1), which totaled $116 million.
Certain prior year amounts have been reclassified to conform to the current year presentation.

1

United Parcel Service, Inc.
Selected Operating Data — First Quarter
(unaudited)

	Three Months Ended
	March 31,		Change
	2010	2009	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,382	$1,381	$1	0.1%
Deferred	694	693	1	0.1%
Ground	5,026	4,875	151	3.1%

Total U.S. Domestic Package	7,102	6,949	153	2.2%
International Package:
Domestic	584	464	120	25.9%
Export	1,932	1,686	246	14.6%
Cargo	123	90	33	36.7%

Total International Package	2,639	2,240	399	17.8%
Supply Chain & Freight:
Forwarding and Logistics	1,391	1,197	194	16.2%
Freight	492	454	38	8.4%
Other	104	98	6	6.1%

Total Supply Chain & Freight	1,987	1,749	238	13.6%

Consolidated	$11,728	$10,938	$790	7.2%

Consolidated volume (in millions)	940	916	24	2.7%

Operating weekdays	63	63	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,145	1,191	(46)	-3.9%
Deferred	899	900	(1)	-0.1%
Ground	10,683	10,585	98	0.9%

Total U.S. Domestic Package	12,727	12,676	51	0.4%
International Package:
Domestic	1,364	1,097	267	24.3%
Export	835	764	71	9.3%

Total International Package	2,199	1,861	338	18.2%

Consolidated	14,926	14,537	389	2.7%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.16	$18.41	$0.75	4.1%
Deferred	12.25	12.22	0.03	0.2%
Ground	7.47	7.31	0.16	2.2%
Total U.S. Domestic Package	8.86	8.70	0.16	1.8%
International Package:
Domestic	6.80	6.71	0.09	1.3%
Export	36.73	35.03	1.70	4.9%
Total International Package	18.16	18.34	(0.18)	-1.0%
Consolidated	$10.23	$9.94	$0.29	2.9%

Certain prior year amounts have been reclassified to conform to the current year presentation.

2

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	March 31, 2010
Net cash from operations	$1,549
Capital expenditures	(283)
Proceeds from disposals of PP&E	14
Net change in finance receivables	—
Other investing activities	(4)

Free cash flow	$1,276

Amounts are subject to reclassification.

3